EXHIBIT 2.2

Agreement and Plan of Reorganization, dated February 2, 1996, among Outback Steakhouse, Inc., Outback Steakhouse of Florida, Inc., Robert Frey, Ronald Sock, David Terry, Joseph Sumislawski, FMI Restaurants, Inc., Fore Management West End, Inc., Fore Management, Inc. and Fore Management Leasing, L.P. (included as an exhibit to Registrant's Amended Current Report on Form 8-K/A, dated December 31, 1995, filed April 1, 1996, and incorporated herein by reference)